Exhibit 21.
                        SUBSIDIARY INFORMATION

     Registrant Questar Pipeline Company has four subsidiaries:
Questar TransColorado, Inc., Questar Line 90 Company, Questar
Southern Trails Pipeline Company, and Questar Transportation services Company, which are all Utah corporations.